                                                                     NEWS RELEASE

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For Immediate Release:                                                                                                  For Further Information Contact:

December 19, 2012                                                                                                                              Media:  www.CBI.com

                                                                                                                             Investors:  Christi Thoms +1 832 513 1200

CB&I SHAREHOLDERS APPROVE ACQUISITION OF SHAW GROUP

THE WOODLANDS, Texas – December 19, 2012 – CB&I (NYSE: CBI) today announced that at the Company’s special meeting of shareholders held on December 18, 2012, CB&I shareholders overwhelmingly approved the proposal related to the acquisition of Shaw Group (NYSE: SHAW) by CB&I.  The certified results indicate that over 90% of the shares voting at the special meeting were voted in favor of the acquisition proposal.

A majority of the acquisition’s closing conditions have been met and CB&I expects the transaction to close in the first quarter 2013, subject to the satisfaction of remaining conditions.

About CB&I

CB&I (NYSE:CBI) engineers and constructs some of the world’s largest energy infrastructure projects. With premier process technology, proven EPC expertise, and unrivaled storage tank experience, CB&I executes projects from concept to completion. Safely. Reliably. Globally. For more information, visit www.CBI.com.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed transaction, Chicago Bridge & Iron Company N.V. (“CB&I”) has filed with the Securities and Exchange Commission (“SEC”) a prospectus on Form 424B3 that includes a joint proxy statement of The Shaw Group Inc. (“Shaw”) and CB&I that also constitutes a prospectus of CB&I. CB&I and Shaw also plan to file other documents with the SEC regarding the proposed transaction. The definitive joint proxy statement/prospectus will be mailed to shareholders of Shaw and CB&I. INVESTORS AND SECURITY HOLDERS OF SHAW AND CB&I ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and shareholders will be able to obtain free copies of the definitive joint proxy statement/prospectus and other relevant documents filed by CB&I and Shaw, once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by CB&I will be available free of charge on CB&I’s internet website at www.cbi.com under the tab “Investor Relations” and then under the tab “SEC Documents” or by contacting CB&I’s Investor Relations Department at 832-513-1200. Copies of the documents filed with the SEC by Shaw will be available free of charge on Shaw’s internet website at www.Shawgrp.com under the tab “Investor Relations” and then under the tab “SEC Filings” or by contacting Shaw’s Investor Relations Department at 225-987-7372.

Participants in the Solicitation

CB&I, Shaw, and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Shaw and CB&I in connection with the proposed transaction. Information about the directors and executive officers of Shaw is set forth in Shaw’s proxy statement for its 2011 annual meeting of shareholders, which was filed with the SEC on December 15, 2011. Information about the directors and executive officers of CB&I is set forth in CB&I’s proxy statement for its 2012 annual meeting of shareholders, which was filed with the SEC on March 22, 2012. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is set forth in the definitive joint proxy statement/prospectus filed with the SEC on November 20, 2012 and will be contained in other relevant materials to be filed with the SEC in connection with the proposed transaction.

Forward-Looking Statements

This press release contains forward-looking statements and information about our current and future prospects and our operations and financial results, which are based on currently available information. Actual future results and financial performance could vary significantly from those anticipated in such statements. The forward looking statements include assumptions about our operations, such as cost controls and market conditions, and the proposed transaction (including its benefits, results, effects and timing) that may not be realized. Risks and uncertainties related to the transaction include, but are not limited to: the failure of the shareholders of CB&I or the shareholders of Shaw to approve the transaction; the risk that the conditions to the closing of the transaction are not satisfied; the risk that regulatory approvals required for the transaction are not obtained or are obtained subject to conditions that are not anticipated; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction; uncertainties as to the timing of the transaction; competitive responses to the proposed transaction; costs and difficulties related to the integration of Shaw’s businesses and operations with CB&I’s business and operations; the inability to obtain, or delays in obtaining, cost savings and synergies from the transaction; unexpected costs, charges or expenses resulting from the transaction; litigation relating to the transaction; the inability to retain key personnel; and any changes in general economic and/or industry specific conditions. Additional factors that could cause future results or events to differ from those we expect are those risks discussed under Item 1A “Risk Factors” in CB&I’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, CB&I’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012, and September 30, 2012, and in the definitive joint proxy statement/prospectus filed with the SEC on November 20, 2012 and other reports filed with the SEC. Please read CB&I’s “Risk Factors” and other cautionary statements contained in these filings.

We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, the occurrence of certain events or otherwise. As a result of these risks and others, actual results could vary significantly from those anticipated in this press release, and our financial condition and results of operations could be materially adversely affected.